UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION  13 OR 15(D) OF
                THE SECURITIES AND EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported: (May 30, 1995)

                 GENERAL MOTORS ACCEPTANCE CORPORATION
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)


                               New York
    --------------------------------------------------------------
    (State or other jurisdiction of incorporation or organization)

        1-3754                                 38-0572512
- ---------------------             ------------------------------------
(Commission File No.)             (I.R.S. Employer Identification No.)

        767 Fifth Avenue, New York, New York             10153
        3044 West Grand Boulevard, Detroit, Michigan     48202
     -----------------------------------------------    --------
     (Address of principal executive offices)          (Zip Code)

                             313-556-1508
         ----------------------------------------------------
         (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

                     GMAC Credit Ratings Upgraded
                     ----------------------------


On May 30, 1995 Moody's Investors Service, Inc. (Moody's), raised the credit ratings of the Company and its parent, General Motors Corporation (GM) as well as certain related affiliates. The ratings upgrades concluded a review which was initiated on March 17, 1995.

The Moody's rating of the Company's senior debt was upgraded from Baa1 to A3, eighth and seventh highest among ten investment grade ratings available, respectively. The A3 rating is assigned to bonds considered to have "upper-medium grade" quality as they possess many favorable investment attributes with security factors for principal and interest considered to be adequate.

The Company's commercial paper was upgraded from Prime-2 to Prime-1, the highest of three such ratings, reflecting superior ability for repayment of senior short-term debt obligations and assured ability to access alternative sources of liquidity. Additional repayment characteristics of debt issues receiving this premium rating include leading market position in a well established industry, high rates of return on funds employed, and broad margins in earnings coverage of fixed financial charges.

The  Company  is pleased with the upgraded ratings as  it  expects  to
benefit   from  increased  competitiveness  resulting  from   enhanced
financial flexibility and lower borrowing costs.

At this date, the Company is not under review by any of the nationally recognized statistical rating agencies. Additional disclosures regarding credit ratings are provided on Pages 15 and 16 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Commission on March 14, 1995.


                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                              GENERAL MOTORS ACCEPTANCE CORPORATION
                              -------------------------------------
                                         (Registrant)


Date      June 5, 1995        By
          ------------
                              s/ John D. Finnegan
                              -------------------------------------------
                              (John D. Finnegan, Executive Vice President and Chief Financial Officer)